For Immediate Release

STATE STREET TO ACQUIRE BEL AIR INVESTMENT ADVISORS LLC;
EXPANDS STATE STREET’S PRESENCE IN HIGH NET WORTH MARKET

Partnership of Recognized Leaders in Institutional Investment Management and
Wealth Management Creates Strong Platform for Growth in
Private Asset Management

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BOSTON, MA, December 7, 2000 – State Street Corporation (NYSE: STT) announced today it has signed a definitive agreement to purchase a majority interest in Bel Air Investment Advisors LLC, a Los Angeles-based independent investment management firm. State Street Global Advisors (SSgA), the investment management group of State Street, will significantly enhance its position as a premier provider of wealth management services to the ultra high net worth individual through this transaction.

Bel Air Investment Advisors, established in 1997 by a seasoned team of professionals with an average of over 20 years of investment management experience, provides financial advisory and asset management services to high net worth individuals and families, including many top business and entertainment figures, principally in the Southern California area. Bel Air will be a majority-owned subsidiary of State Street. It will continue to operate as an independent company and its current management team will remain in place.

Since its founding, Bel Air has rapidly developed into a widely recognized brand name and, as of September 30, 2000, is responsible for $3.7 billion in assets for approximately 200 individuals and families. SSgA currently has approximately $20 billion of private assets under management and offices focused on the business in Boston; Greenwich, Conn.; and Naples and Boca Raton, Florida.

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"We believe Bel Air and SSgA are a perfect fit. We share a common vision to provide our clients with superior investment services that meet their current and longer term financial needs. The two companies have complementary strengths that will benefit our clients with extensive investment products, customized financial planning, and world-class fiduciary and customer services," said Nicholas A. Lopardo, vice chairman of State Street Corporation and chief executive officer of SSgA.

Said David A. Spina, chief executive officer and president of State Street, "Acquisitions to support our growth in investment management are a part of State Street’s overall strategy. This transaction is a focused strategic step into a high-growth sector that will enhance our established capabilities. Private asset management represents an enormous opportunity and is a sector that we have long recognized as key to expanding our investment management business. We are confident that this transaction will contribute to State Street’s continued success in creating value for our stockholders."

Todd Morgan, Bel Air’s senior managing director, noted that his company’s primary investment products to date have principally focused on large cap growth equity and core fixed income. "State Street provides us with an added dimension of services to achieve another level of growth," he said. "In essence, we look upon this affiliation with State Street as a strategic partnership that will prove beneficial to our clients from several important perspectives. We will continue to provide the highly personalized services that have been the touchstone of our success while at the same time broadening our range of products and services to meet the increasing requirements of a rapidly growing market and client base. Few can offer State Street’s depth of sophisticated investment tools, its ability to integrate investment products, custody and trust services, or its cutting-edge technology.

"Equally critical to our continuing success," Mr. Morgan added, "is that State Street shares our recognition of the importance of allowing Bel Air to maintain our unique capabilities in building long-term relationships through personal service. This will enable us to continue to determine successful investment objectives for our clients and develop personalized asset allocation models that take into account a variety of factors, including risk preferences, income needs and estate issues."

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Said Timothy Harbert, president of SSgA, "Bel Air’s superb management team and its high-profile client base clearly strengthen our position in the rapidly expanding market of asset management for high net worth individuals. Similarly, our global reach and investment expertise across multiple investment disciplines will allow Bel Air to continue its rapid pace of growth and to meet more of the needs of our clients."

Under the terms of the agreement, State Street will have appropriate board level participation. Bel Air's key officers will sign employment and non-competition agreements that will be in place for up to five years after the closing. State Street also will provide retention bonuses to other senior managers and employees who remain with Bel Air for up to three years.

State Street will purchase a 75% interest of Bel Air Investment Advisors LLC and purchase a 100% interest in Bel Air Securities LLC, the registered broker-dealer affiliate of Bel Air, for a total price of $217 million, to be paid in an equal combination of cash and shares of State Street common stock. The Corporation expects to issue approximately 900,000 shares of its common stock as consideration for the acquisition. State Street can purchase a portion of the remaining interest in Bel Air Investment Advisors at its option beginning in 2006 or may purchase all remaining interest beginning in 2010. In addition, Bel Air’s owners can require State Street to purchase a portion of their interest beginning in 2004. The transaction is expected to close in early 2001. Other terms of the transaction were not disclosed.

Given Bel Air’s strong record of growth and the market demand for its services, State Street estimates that the transaction will be neutral to EPS for the year ending 2003, and become accretive to its EPS in 2004. State Street anticipates EPS dilution of approximately $.05 per share in 2001 and $.03 per share in 2002.

Bel Air Investment Advisors, LLC is a Los Angeles-based independent investment management firm that was established in late 1997 to provide financial advisory and asset management services to high net worth individuals and families. As of September 30, 2000, the Company had $3.1 billion in assets under management for 200 individuals and families and $600 million in brokerage assets. It offers two primary investment products: large cap growth equity and core fixed income, and invests for total after-tax returns. Over the last three years, Bel Air developed a strong brand name with a client roster that includes many top business and entertainment figures.

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SSgA, the investment management group of State Street Corporation, uses quantitative and traditional techniques to manage $712 billion in investment programs and portfolios for institutional and individual investors. In addition to Boston, SSgA has full investment operations in Hong Kong, Tokyo, Singapore, London, Paris, Montreal, Munich and Sydney. It also has offices in Brussels, Dubai, Moscow, Prague, Santiago, Toronto, Vienna, Zurich, and Montpellier, France. In the United States, it has offices in Atlanta, Ga.; Boca Raton, Fla.; Chicago, Ill.; Clearwater, Fla.; Greenwich, Conn.; Hartford, Conn.; Jacksonville, Fla.; Manchester, N.H.; Naples, Fla.; New York, N.Y.; Osterville, Mass.; Purchase, N.Y.; and San Francisco, Calif. For more information, visit SSgA's web site at www.ssga.com.

With $6.2 trillion in assets under custody and $712 billion under management, State Street Corporation is one of the world’s leading specialists in serving institutional investors. Offices are located in the United States, Canada, Chile, Cayman Islands, Netherlands Antilles, Ireland, United Kingdom, Netherlands, France, Belgium, Luxembourg, Switzerland, Germany, Czech Republic, United Arab Emirates, Russia, People’s Republic of China, Taiwan, South Korea, Japan, Singapore, Australia, and New Zealand. State Street Corporation’s common stock is traded on the New York Stock Exchange under the symbol STT. For more information, visit State Street’s web site at www.statestreet.com or call (877) 639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 (402) 573-3644 outside those countries.

This news release contains forward-looking statements as defined by federal securities laws. Such statements are based upon current beliefs and expectations of State Street's management and are subject to significant risks and uncertainties. Actual results may vary from those set forth in the forward-looking statements. The uncertainties include: the risk that the benefits from the purchase may not be realized or may take longer to realize than expected, the risk that the purchase will adversely affect the assets under management due to investment accounts that might not consent to the transaction, or the risk that, to the extent the businesses of Bel Air and SSgA are expected to provide mutual support for growth, such support may not be realized or take longer to develop than expected. In addition, changes in the market price of its common stock may require State Street to issue more shares of its common stock as purchase price than it currently expects. Other important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements are set forth in the

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company's annual report and subsequent SEC filings. These include risks and uncertainties relating to synergies achievable with the acquired companies, the value of worldwide financial markets, savings rates of individuals, dynamics of markets served, pricing and competition, and the pace of new business. State Street encourages investors to read the corporation’s 1999 annual report, particularly the section on factors that may affect financial results, and its SEC filings for additional information with respect to any forward-looking statements.

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CONTACTS:

Media:

Hannah Grove	Jack Leone
State Street Corporation	Sitrick & Company for Bel Air Investments Advisors
617-664-3377	310-788-2850

Investors & Analysts:

Elizabeth Corse
State Street Corporation
617-664-3477